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                                                                    EXHIBIT 10.5

                      Chinese-Foreign Equity Joint Venture

                     Jiang Ying Dransfield Paper Co., Ltd.


                            Articles of Association


                      China Jiangsu Huaxi Holdings Company

                  Dransfield Broadsino Paper Holdings Co. Ltd.


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                                    Content


        Chapter 1       General Provisions

        Chapter 2       Purpose, Scope and Scale of Business

        Chapter 3       Total Amount of Investment and Registered Capital

        Chapter 4       Board of Directors

        Chapter 5       Business Management Organization

        Chapter 6       Financial Accounting, Foreign Exchange Management

        Chapter 7       Profits Sharing

        Chapter 8       Staff and Workers

        Chapter 9       Trade Union Organization

        Chapter 10      Term, Termination and Liquidation

        Chapter 11      Rules and Regulations

        Chapter 12      Supplementary Articles


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                        Chapter 1 General Provisions


        Article 1 In accordance with the "Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures" and the contract signed by China Jiangsu Huaxi Holdings Ltd. (hereinafter referred to as Party A) and Dransfield Broadsino Paper Holdings Co. Ltd. (hereinafter referred to as Party
B) to jointly establish and operate "Jiang Ying Dransfield Paper Co., Ltd. (hereinafter referred to as the Joint Venture), the articles of association is hereby formulated.

        Article 2 The name of the Joint Venture is [UNTRANSLATED CHINESE CHARACTERS], and in English, Jiang Ying Dransfield Paper Co. Ltd.

        The legal address of the Joint Venture: Huaxi Village, Jiangyin City, Jiangsu Province.

        Article 3 The names and legal addresses of Party A and Party B are as follows:


        Party A:     Name:   China Jiangsu Huaxi Holdings Company
                             [UNTRANSLATED CHINESE CHARACTERS]

                     Legal address: (Huaxi Village, Jiangyin City, Jiangsu,
                                    China
        Party B:     Name: Dransfield Broadsino Paper Holdings Co. Ltd.
                           [UNTRANSLATED CHINESE CHARACTERS]

                     Legal address: P.O. Box 71, Craigmuir Chambers,
                                    Road Town, Tortola, British Virgin
                                    Islands

                     Correspondence address: 1st and 2nd floors, 36-42 Pok
                                             Man Street, Mongkok,
                                             Kowloon, Hong Kong


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        Article 4    The Joint Venture is a limited liability company.

        Article 5 The Joint Venture is a legal person in China and is subject to the jurisdiction and protection of the laws of China. All its activities shall be governed by Chinese laws, decrees and other relevant regulations.


                Chapter 2  Purpose, Scope and Scale of Business


        Article 6 The purpose of the Joint Venture is: basing on the wish to strengthen economic co-operation and technical exchanges, to improve product quality, develop new products and raise its competitiveness in quality and price by adopting advanced and suitable technology and scientific management method, in order to enhance the economic efficiency and ensure satisfactory economic benefits for both investing parties.

        Article 7 The scope of business of the Joint Venture is to manufacture and sell various types of toilet paper and paper products, as well as electricity.


         Chapter 3  Total Amount of Investment and Registered Capital


        Article 8 The total amount of investment of the Joint Venture is USD18.24 million. Its registered capital is USD15.43 million.

        Article 9 The capital contributions by Party A and Party B are as follows:

        Party A:     USD6.17 million, which accounts for 40% of the registered
capitals;



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        Party B:     USD 9.26 million, which accounts for 60% of the registered capital.

        Article 10 Party A and Party B shall pay up the amount of capital contribution within the time period stipulated in the contract.

        Article 11 After the investment is paid by both Party A and Party B, a Chinese registered accountant invited by the Joint Venture shall verify and make a verification report. According to this report, the Joint Venture shall issue and investment certificate which includes the following items: name of the Joint Venture; date of the establishment of the Joint Venture; names of the parties and the investment contributed; date of the contribution of the investment, and the date of issuance of the investment certificate.

        Article 12 Within the term of the Joint Venture, the Joint Venture shall not reduce its registered capital.

        Article 13 Should one party assign all or part of its investment subscribed, consent shall be obtained from the other party of the Joint Venture. When one party assigns its investment, the other party has pre-emptive right.

        Article 14 Any increase, assignment of the registered capital of the Joint Venture shall be unanimously approved by the board of directors and submitted to the original examination and approval authority for approval. The registration procedures for changes shall be dealt with at the original registration and administration office.


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                         Chapter 4 Board of Directors


        Article 15 The Joint Venture shall establish a board of directors which is the highest authority of the Joint Venture.

        Article 16 The board of directors shall decide all major issues concerning the Joint Venture. Its functions and powers are as follows:

        1. deciding and approving the important reports submitted by the general manager (for instance: production plan, annual business report, funds, loans, etc);

        2. approving annual financial reports, budget of incomes and expenditures, annual plans of profit appropriation;

        3. adopting major rules and regulations of the company;

        4. amending the rules of the company;

        5. discussing and deciding the termination of production, termination of the Joint Venture or merging with another economic entity;

        6. deciding the engagement of high-rank officials such as the general manager, deputy general manager, managing director, chief engineer, chief accountant, auditor, etc;

        7. being responsible for the liquidation work upon the expiration or termination of the Joint Venture;

        8. being responsible for other major issues which shall be decided by the board of directors.


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        Article 17   The board of directors shall consist of five directors, of which two shall be appointed by Party A and three by Party B. The term of office for the chairman, vice chairman and directors is four years and may be renewed if re-appointed by the appointing party.

        Article 18 Chairman of the board shall be appointed by Party B and vice chairman of the board by Party A.

        Article 19 When appointing and replacing directors, a written notice shall be submitted to the board.

        Article 20 Board meetings shall be convened at least once a year and interim board meetings may be convened at the request of more than one-third of the directors.

        Article 21 Board meetings shall in principle be held in the location of the Joint Venture and may, if necessary, be held outside China.

        Article 22 Board meetings shall be called and presided by the chairman. Should the chairman be absent, the vice chairman shall call and preside the meeting.

        Article 23 The chairman shall notify all directors 30 days before the board meeting, stating expressly the agenda, time and place of the meeting.

        Article 24 Should any director be unable to attend a board meeting, he may appoint another person in writing to attend and vote on his behalf at the meeting. If the director neither attends nor appoints another person to attend the meeting, he shall be deemed to have waived his rights.



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        Article 25   The quorum for any board meeting shall be three directors.
Any resolution passed in a board meeting without the required quorum is invalid.

        Article 26 Detailed written records shall be made for each board meeting and signed by all the attended directors or proxies. The record shall be made in Chinese and shall be filed with the Joint Venture. All resolutions of the Board shall be submitted to the relevant departments for record.

        Article 27 The following matters shall be unanimously approved by the board of directors before a resolution is made:

        l.      amendments to the articles of association of the Joint Venture;

        2.      termination and liquidation of the Joint Venture;

        3. increase or assignment of the registered capital of the joint venture;

        4.      merger of the Joint Venture with other economic entities;

        5. determination of the operating policy and financial arrangement of the Joint Venture;

        6.      appointment and removal of important personnel.

        Article 28 Except for matter specified in Article 27, other matters to be decided upon by the board of directors may be resolved by a majority of directors constituting a quorum.


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                  Chapter 5 Business Management Organization


        Article 29 The Joint Venture shall establish a business management organization, which shall be responsible for the daily management of the Joint Venture. The management organization shall have one general manager and several deputy general managers assisting the general manager in his work. The general manager and deputy general managers shall be engaged by the board of directors with a term of office of four years. Party B shall appoint one managing director, who shall assist the chairman and vice chairman in directly the general manager in respect of his work.

        Article 30 The general manager is directly responsible to the board of directors. He shall implement the resolutions of board meetings, organize the daily production, technology, operation and management of the Joint Venture. Within the scope of authorization, the general manager, regarding external matters, is the representative of the Joint Venture and, regarding internal matters, is responsible for appointing and dismissing the personnel under him.

        Article 31 The management organization shall have several departmental managers who shall be responsible for the work in their respective departments of the Joint Venture, handle matters handed over by the general manager and be responsible to the general manager.

        Article 32 The general manager shall consult other deputy general manager when dealing with major issues. Decisions on major issues of the Joint Venture shall be signed jointly by the general manager and other deputy general managers before any action is taken to deal with the issues. Issues which require joint signatures shall be stipulated by the board of directors.



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        Article 33   The general manager shall have a term of office of four
years and may be reappointed at the appointment by the board of directors.

        Article 34 At the appointment of the board of directors, the chairman, vice-chairman or directors of the board may concurrently be the general manager or other high-ranking personnel of the Joint Venture.

        Article 35 The general manager, deputy general managers and other high-ranking shall, in principle, not hold posts concurrently of other economic entities in commercial competition with the Joint Venture. Anyone who takes up a part-time job in another economic entity shall explain the situation and submit a report to the board of directors for record .

        Article 36 The Joint Venture may, if necessary, appoint one chief engineer and one chief accountant, who are engaged by the board of directors. The chief engineer and the chief accountant shall be led by the general manager.

        Article 37 Should the general manager, deputy general manager, chief engineer, chief accountant or other high-ranking management personnel request for resignation, they shall submit written reports to the board of directors in advance.

        In case of graft or serious dereliction of duty on the part of the above personnel, the board of directors shall have the power to resolve and dismiss them at any time. Those who violate the criminal law shall face criminal prosecution.



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Chapter 6 Financial Accounting and Foreign Exchange Management


        Article 38 The financial accounting of the Joint Venture shall be handled in accordance with the "Accounting System of Chinese-Foreign Equity Joint Ventures" formulated by the Ministry of Finance of the People's Republic of China.


        Article 39 The accounting year of the Joint Venture shall coincide with the calendar year, which is from 1st January to 31st December on the Gregorian calendar.

        Article 40 All vouchers, books of account and statements of the Joint Venture shall be written in Chinese. All self-made financial statements shall be submitted to local finance and tax authorities for record.

        Article 41 The Joint Venture shall adopt Renminbi as its accounts keeping unit. Bank deposits and other currency amounts different from the accounts keeping unit shall be recorded in the books in the currency in which receipt and payment is actually made, and accounting reports shall be prepared in both foreign currency and Renminbi translated from it. The translation between Renminbi and other currencies shall be made at the swap rate quoted by the Bank of China at the date of translation.

        Article 42 The Joint Venture adopts the internationally used accrual basis and debit and credit accounting system in keeping its accounts.

        Article 43 The Joint Venture shall open Renminbi and foreign currency accounts with banks authorized to deal with foreign exchange business in China. All foreign exchange received by the Joint Venture shall be deposited into the Joint Venture's foreign exchange account, and all foreign exchange paid by the Joint Venture shall be paid out from the Joint Venture's foreign exchange account.


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        Article 44   The financial accounting books of the Joint Venture shall
contain the following:

        l .     The amount of overall cash receipts and payments of the Joint
Venture;

        2.      All material purchasing and selling of the Joint Venture;

        3.      The registered capital and liabilities of the Joint Venture;

        4. The time of payment, increase and assignment of the registered capital of the Joint Venture;

        5. Other requirements stated in the "Accounting System for Foreign Investment Enterprises in the People's Republic of China".

        Article 45 The Joint Venture shall prepare the balance sheet and profit and loss account for the past year in the first month of each accounting year, and submit to the board meeting for discussion and approval after examined and signed by the general manager.

        Article 46 Either party to the Joint Venture has the right to engage at its own expense an auditor to check and examine the accounts of the Joint Venture. The Joint Venture should provide assistance during the checking and examination.

        Article 47 The depreciation period for the fixed assets of the Joint Venture shall be decided by the board of directors in accordance with the "Rules for the Implementation of the Income Tax Law of the People's



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Republic of China Concerning Chinese-Foreign Equity Joint Ventures" and all
taxes shall be paid in accordance with relevant laws and regulations of China.

        Article 48 All matters concerning foreign exchange of the Joint Venture shall be handled in accordance with the "Interim Regulations on Foreign Exchange Control of the People's Republic of China" and other relevant provisions.

        The foreign exchange receipts and payments of the Joint Venture should be balanced. In case of a lack of foreign exchange, the Joint Venture may defer distributing profits or distribute profits to Party B in Renminbi.


                           Chapter 7 Profits Sharing


        Article 49 The Joint Venture shall make appropriations to the surplus common reserve and provident fund from the profits after income tax. The proportion of allocation made to the two funds each year shall be discussed and decided by the board of directors in accordance with the operating conditions of the Joint Venture and relevant laws and regulations of China.

        Article 50 The Joint Venture's profits after the payment of income tax and the appropriations to the above two funds shall be distributed according to Party A and Party B's ratio of contribution to the registered capital.

        Article 51 The Joint Venture shall distribute its profits once every year. Within two months after each accounting year, the general manager shall submit the profit distribution plan and the amounts of profits attributable to each party to the board of directors for discussion and approval.



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        Article 52   The Joint Venture shall not distribute any profits before
making up for the losses of the previous accounting year. The retained profits of the previous accounting year may be combined with the profits of the current year for distribution.


                       Chapter 8 Staff and Workers


        Article 53 The Joint Venture's employment, recruitment and dismissal of the staff and their resignation, wages, welfare, labour insurance, labour protection, labour discipline and reward and punishment, etc. shall be handled according to the "Provisions of the People's Republic of China on Labour Management in Chinese-Foreign Equity Joint Ventures" and its implementation rules. The Joint Venture shall sign directly with its employees labour contracts which shall then be submitted to the local labour management department for record.

        Article 54 The Joint Venture shall recruit its required staff publicly through examination and employ those who are qualified.

        Article 55 The wages and other terms of employment of the staff shall be determined by the board of directors according to the Joint Venture's specific conditions with reference to relevant provisions of China, and shall be set down clearly in the labour contract.

        Article 56 The Joint Venture shall implement the principles of distribution according to work, more pay for more work and rewarding the diligent and punishing the lazy by giving rewards to, promoting and increasing the wages of those staff who have great contributions to the Joint Venture while giving warning to, recording a demerit against,


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reducing the wages of or even dismissing those staff who have violated the Joint
Venture's rules and regulations and labour discipline according to the seriousness of the case. Dismissal of staff shall be submitted to the local labour department for record.


                      Chapter 9 Trade Union Organization


        Article 57 The staff of the Joint Venture has the right to establish basic trade union organization and promote trade union activities in accordance with the "Trade Union Law of the People's Republic of China" and the "Articles of Association of Trade Unions in China".

        Article 58 The Joint Venture's trade union represents the interests of the staff. Its function is to protect the staff's democratic rights and material interests according to the laws; to assist the Joint Venture in arranging and using the welfare and bonus funds reasonably; to educate the staff to observe the labour discipline and to strive to accomplish various economic activities of the Joint Venture.

        Article 59 The Joint Venture's trade union shall take part in the mediation of disputes between the staff and the Joint Venture.

        Article 60 The Joint Venture shall in each month allocate to the trade union a sum equivalent to 2% of the total amount of wages of the Joint Venture's staff. The Joint Venture shall use the trade union's funds in accordance with the "Measures for the Management of Trade Union Funds" formulated by China National Federation of Trade Unions.


                 Chapter 10 Term, Termination and Liquidation


        Article 61 The Joint Venture shall have a term of thirty years from the date of issue of its business licence.


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        Article 62   Should both Party A and Party B agree to extend the term of the Joint Venture, an application for the proposal, after resolved at a board meeting, shall be submitted to the original examination and approval authority six months before the expiry of the Joint Venture. The term shall only be extended upon approval and the Joint Venture shall go through the formalities for registration of amendments at the original registration authority.

        Article 63 The two parties to the Joint Venture may terminate the Joint Venture early if they think that is in the best interest of all the parties concerned. Early termination of the Joint Venture shall be resolved by all the directors at a board meeting and an application therefor shall be submitted to the original examination and approval authority for approval.

        Article 64 Either Party A or Party B shall be entitled to terminate the Joint Venture upon the occurrence of any of the following:

        1. the expiry of the term of the Joint Venture;

        2. the Joint Venture incurring losses for three consecutive years and being incapable of continuous operation with no source of funds;

        3. the Joint Venture incurring significant losses by virtue of such force majeure as natural disasters so that it is incapable of continuous operation;

        4. the Joint Venture's failure to achieve its objects and has no prospects of development.

        Article 65 Upon the expiry or early termination of the Joint Venture, the board of directors shall propose the procedures and principles of liquidation and nominees for the constituting members of the




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Liquidation Committee for the purpose of liquidating the assets of the Joint
Venture. The nominated members of the Liquidation Committee, the principles and the appointment of registered accountants in China and the procedures of liquidation shall all be submitted to the competent department of the Joint Venture for its supervision and implementation.

        Article 66 The duty of the Liquidation Committee is to fully examine the property, creditors' rights and debt of the Joint Venture, prepare a balance sheet and a financial index, and formulate a liquidation plan for submission to the board of directors for approval and implementation.

        Article 67 During the liquidation, the Liquidation Committee shall act on behalf of the Joint Venture in litigations made by or against it. After full repayment of the Joint Venture's debt by the Liquidation Committee, any remaining property shall be handled in accordance with the "Accounting System of the Chinese-Foreign Equity Joint Ventures of the People's Republic of China" and be appropriated in accordance with the ratio of contributions to the registered capital of the Joint Venture.


        Article 68 Costs of liquidation and the remuneration of the Liquidation Committee members shall be paid, on a preferential basis, out of existing property of the Joint Venture.

        Article 69 Upon the close of liquidation, the Joint Venture shall report accordingly to the original examination and approval authority and go through the formalities for registration of cancellation at the original authority of registration and surrender its business licence. A notice thereof shall also be made.



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        Article 70   After the close of the Joint Venture, the party responsible for the safekeeping of the books of accounts and documents shall be determined by the board of directors.


                       Chapter 11 Rules and Regulations


        Article 71 The rules and regulations formulated by the board of directors of the Joint Venture are as follows:

        1. operation management system, including the duty and powers and the working procedures of each of the managing department concerned;

        2. staff manuals;

        3. system of wages & salaries;

        4. system related to the attendance, promotion and award/punishment of the staff;

        5. staff welfare system;

        6. finance system;

        7. liquidation procedures for the dissolution of a company;

        8. other necessary rules and regulations.


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                      Chapter 12 Supplementary Articles


        Article 72 Any amendments to these articles shall be unanimously resolved at board meetings and submitted to the original examination and approval authority for approval.

        Article 73   These articles are written in Chinese.

        Article 74 These articles shall only be valid with the approval granted by the examination and approval authority. [amendment of time?]

        Article 75 These articles were signed by the authorized representatives of Party A and Party B in _______ on 8th May, 1995.

Party A: China Jiangsu Huaxi              Party B: Dransfield Broadsino Paper
         Holdings Company                          Holdings Co. Ltd.
Representative: Wu Xiedong                Representative: Ma Guoxiong (signed)




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